1994
                             NationsBank
                  Corporate Management Incentive Plan
                             Description

I.   Objective of the Plan

     The purpose of this plan is to retain key management of the Corporation to motivate them to increase shareholders' wealth.

II.  Participants

     Participants are approved by the Management Compensation Committee. Participants whose employment is terminated (either by NationsBank or the participant) prior to receipt of payment will not be eligible to receive the award. This rule does not apply in cases related to death, retirement or disability.

III. Determination of the Annual Fund

     Funding will be based on a percentage of participants' eligible base salaries, and the achievement of goals or objectives as determined at the beginning of the year. Preliminary funding of the pool will be based on the Corporation's achievement of Return on Equity goals.

     (Bullet) If the Corporation achieves a minimum performance level, a pool will be funded based on a percentage of salaries of all participants in the plan. If this minimum level of performance is not achieved, a pool will not be funded. The minimum performance level is 80% of the Return on Equity goal established each year.

     (Bullet) Upon achievement of the target performance level, a pool will be funded based on a percentage of salaries of all participants in the plan.

     (Bullet) Performance between the minimum and target levels will be determined by a mathematical formula.

     (Bullet) The pool funding for achievement above target performance will be determined by the Management Compensation Committee.

The pool as determined above may be adjusted up or down based on the Corporation's Return on Equity performance and achievement of goals or objectives as determined by the Management Compensation Committee.

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IV.  Funding allocation/Award Determination

     Participants will be evaluated on the achievement of specific performance goals. The Management Compensation Committee has the authority to:

     A. Determine the award amount, if any, to eligible participants based on guidelines or rules deemed appropriate.

     B. Allocate among the eligible participants all or any portion of the pool funded.

     C. Reduce or eliminate awards based on a less than acceptable level of performance.

The participant's award, if any, will be communicated and paid generally as soon as practical thereafter.